UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities

Exchange Act of 1934

_________________________

Date of Report (date of earliest event reported):  April 4, 2011

WAUSAU PAPER CORP.

(Exact name of registrant as specified in its charter)

WISCONSIN

1-13923

39-0690900

(State or other

(Commission File

(IRS Employer

jurisdiction of

Number)

Identification

incorporation)

Number)

100 PAPER PLACE

MOSINEE, WI 54455-9099

(Address of principal executive offices, including Zip Code)

(715) 693-4470

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 23.425)

☐

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN THE REPORT

Section 2 – Financial Information

Item 2.03

Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

On April 4, 2011, Wausau Paper Corp. (the “Company”) issued an aggregate principal amount of $50,000,000 of its Series B Senior Notes (the “Series B Notes”) under the terms of its existing Note Purchase and Private Shelf Agreement (the “Agreement”) with Prudential Investment Management, Inc. (“Prudential”) and certain Prudential affiliates.  The Series B Notes bear interest at the rate of 4.68% per annum and mature on April 4, 2018.

The proceeds of the Series B Notes will be used to repay certain existing indebtedness of the Company, including the Company’s unsecured private placement notes, with interest at the rate of 7.43% per annum, in the principal amount of $35,000,000, which were issued in accordance with a 1999 note purchase agreement entered into by the Company and certain note holders.  The proceeds of the Series B Notes will also be used for general corporate purposes.  Interest on the Series B Notes will be paid quarterly in arrears.

A copy of the Agreement under which the Series B Notes were issued was filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K dated March 31, 2010, and is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WAUSAU PAPER CORP.

Date:  April 7, 2011

By:  SCOTT P. DOESCHER

Scott P. Doescher

Executive Vice President–Finance